Exhibit 99.1

Editorial Contact:	Investor Relations Contact:
Thomas Stites	Simon Biddiscombe
Mindspeed Technologies, Inc.	Mindspeed Technologies, Inc.
(949) 579-3650	(949) 579-6283

MINDSPEED® REPORTS FISCAL 2007 SECOND QUARTER RESULTS

Company Expects Non-GAAP Operating Profitability in Its Fiscal 2007 Third Quarter

NEWPORT BEACH, Calif., April 23, 2007 - Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced revenues of $30.8 million for the second quarter of fiscal 2007, which ended March 31, 2007, an increase of 2 percent compared to $30.2 million for the first quarter of fiscal 2007 and down 11 percent from the $34.6 million reported for the second quarter of fiscal 2006. Second quarter revenue results are consistent with the company’s April 3rd revised revenue outlook.

The company’s operating loss on a non-GAAP basis was $4.1 million for the second fiscal quarter compared to a non-GAAP operating loss of $5.3 million for the first fiscal quarter of 2007. Presented on a GAAP basis, the operating loss was $7.3 million compared to $10.5 million for the first quarter.

The net loss for the second quarter of fiscal 2007 on a non-GAAP basis was $4.4 million, or $0.04 cents per share, compared to $6.1 million, or $0.06 per share, for the first fiscal quarter. Presented on a GAAP basis, the net loss was $7.6 million, or $0.07 per share, compared to $11.3 million, or $0.10 per share, for the first fiscal quarter. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

Revenues from multiservice access voice-over-IP (VoIP) solutions increased 4 percent sequentially, contributing 30 percent of total second quarter revenues. Revenues from high-performance analog (HPA) products decreased 17 percent sequentially, contributing 27 percent of the total. Revenues from wide-area networking (WAN) communications products increased 17 percent sequentially, contributing the remaining 43 percent of second quarter revenues.

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Mindspeed Reports Fiscal 2007 Second Quarter Results

“We were encouraged by a number of positive indicators in our business this past quarter,” said Raouf Halim, Mindspeed’s chief executive officer. “Shipments of our multiservice access VoIP processors increased again sequentially and we experienced renewed strength in our WAN product portfolio. Although revenues from our high-performance analog products declined in total, shipments of our PMD products increased significantly this past quarter for deployment in fiber-to-the-home networks in Korea and Japan,” Halim said.

Outlook
Based on the strength of its backlog and anticipated order trends, Mindspeed expects third fiscal quarter revenues to be up between 6 to 10 percent sequentially. The company expects third quarter non-GAAP gross margin to be approximately 68 to 69 percent, non-GAAP operating expenses to be approximately $22.5 million and expects to further reduce its cash consumption. As a result, Mindspeed expects to return to non-GAAP operating profitability in its third fiscal quarter.

Second Quarter Fiscal 2007 Conference Call
Mindspeed will conduct a conference call to discuss its second quarter fiscal 2007 results this afternoon, Monday, April 23, 2007, at 2:00 p.m. PDT/5:00 p.m. EDT. To listen to the conference call via telephone, call 866-246-6203 (domestic) or 706-643-1612 (international); password: Mindspeed. To listen via the Internet, please visit the Investors section of Mindspeed's web site at www.mindspeed.com. Replay of the conference will be available via telephone two hours after it concludes for 30 days by calling 800-642-1687 (domestic) or 706-645-9291 (international); conference ID: 4841460. Replay will also be available on Mindspeed’s web site at www.mindspeed.com.

About Mindspeed Technologies®
Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide-area networks.
The company’s three key product families include high-performance analog transmission and switching solutions, multiservice access voice-over-IP processors designed to support voice and data services across wireline and wireless networks and WAN communication products such as T/E carrier transmission devices and ATM/MPLS network processors.
Mindspeed’s products are used in a wide variety of network infrastructure equipment, including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.
To learn more, visit us at www.mindspeed.com.

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Mindspeed Reports Fiscal 2007 Second Quarter Results

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include the information under the heading“Outlook” and other information regarding the company’s expectations, goals or intentions, including, but not limited to, statements regarding trends and future performance of the company’s business units; the company’s ability to return to non-GAAP operating profitability and the timing thereof; reductions in operating expense; expected demand for the company’s products; backlog; and operating results for future periods. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: market demand for the company’s new and existing products and its ability to increase revenues; the company’s ability to maintain operating expenses within anticipated levels; the company’s ability to reduce its cash consumption; availability and terms of capital needed for the company’s business; constraints in the supply of wafers and other product components from the company’s third-party manufacturers; the company’s ability to successfully and cost effectively establish and manage operations in jurisdictions with low cost structures; the company’s ability to attract and retain qualified personnel; successful development and introduction of new products; the company’s ability to obtain design wins and develop revenues from them; pricing pressures and other competitive factors; order and shipment uncertainty; changes in customers’ inventory levels and inventory management practices; fluctuations in manufacturing yields; product defects; and intellectual property infringement claims by others and the ability to protect the company’s intellectual property. Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended September 30, 2006, as well as similar disclosures in the company’s subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Mindspeed Reports Fiscal 2007 Second Quarter Results

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended			Six months ended
	Mar. 31,	Dec. 31,	Mar. 31,	March 31,
	2007	2006	2006	2007	2006

Net revenues	$30,758	$30,157	$34,610	$60,915	$67,813
Cost of goods sold (a)(b)	10,817	10,677	10,221	21,494	20,703
Gross margin	19,941	19,480	24,389	39,421	47,110

Operating expenses:
Research and development (a)	14,710	15,600	17,035	30,310	33,547
Selling, general and administrative (a)	11,279	10,793	12,462	22,072	23,498
Special charges (a) (c)	1,237	3,595	1,156	4,832	1,181
Total operating expenses	27,226	29,988	30,653	57,214	58,226

Operating loss	(7,285)	(10,508)	(6,264)	(17,793)	(11,116)

Other income (expense), net	(239)	(612)	(198)	(851)	(376)

Loss before income taxes	(7,524)	(11,120)	(6,462)	(18,644)	(11,492)

Provision for income taxes	95	197	652	292	1,126

Net loss	$(7,619)	$(11,317)	$(7,114)	$(18,936)	$(12,618)

Net loss per share, basic and diluted	$(0.07)	$(0.10)	$(0.07)	$(0.17)	$(0.12)

Weighted-average number of shares used in per share computation	110,429	108,380	105,000	109,405	104,349

(a)	Includes stock-based compensation expense and employer taxes on stock-based compensation.

(b)
Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $0.9 million (March 2007), $1.2 million (December 2006) and $0.9 million (March 2006). For the six months ended March 31, 2007 and 2006, the favorable effect of such sales was $2.1 million and $2.8 million, respectively.

(c)	Special charges consists of asset impairments and restructuring charges.

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Mindspeed Reports Fiscal 2007 Second Quarter Results

MINDSPEED TECHNOLOGIES, INC.

Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three months ended			Six months ended
	Mar. 31,	Dec. 31,	Mar. 31,	March 31,
	2007	2006	2006	2007	2006

Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$20,041	$19,589	$24,503	$39,630	$47,302
Items excluded from non-GAAP gross margin:
Stock-based compensation	97	92	98	189	175
Employer taxes on stock-based compensation	3	17	16	20	17
Gross margin	$19,941	$19,480	$24,389	$39,421	$47,110

Reconciliation of Non-GAAP Research and Development Expenses to GAAP Research and Development Expenses
Non-GAAP research and development expenses	$14,146	$14,969	$16,336	$29,115	$32,200
Items excluded from non-GAAP research and development expenses:
Stock-based compensation	515	579	652	1,094	1,298
Employer taxes on stock-based compensation	49	52	47	101	49
Research and development expenses	$14,710	$15,600	$17,035	$30,310	$33,547

Reconciliation of Non-GAAP Selling, General and Administrative Expenses to GAAP Selling, General and Administrative Expenses
Non-GAAP selling, general and administrative expenses	$9,971	$9,916	$11,445	$19,887	$21,884
Items excluded from non-GAAP selling, general and administrative expenses:
Stock-based compensation	1,272	773	922	2,045	1,516
Employer taxes on stock-based compensation	36	104	95	140	98
Selling, general and administrative expenses	$11,279	$10,793	$12,462	$22,072	$23,498

Reconciliation of Non-GAAP Operating Loss to GAAP Operating Loss
Non-GAAP operating loss	$(4,076)	$(5,296)	$(3,278)	$(9,372)	$(6,782)
Items excluded from non-GAAP operating loss:
Stock-based compensation	1,884	1,444	1,672	3,328	2,989
Employer taxes on stock-based compensation	88	173	158	261	164
Special charges (d)	1,237	3,595	1,156	4,832	1,181
Operating loss	$(7,285)	$(10,508)	$(6,264)	$(17,793)	$(11,116)

Reconciliation of Non-GAAP Net Loss to GAAP Net Loss
Non-GAAP net loss	$(4,410)	$(6,105)	$(4,128)	$(10,515)	$(8,284)
Items excluded from non-GAAP net loss:
Stock-based compensation	1,884	1,444	1,672	3,328	2,989
Employer taxes on stock-based compensation	88	173	158	261	164
Special charges (d)	1,237	3,595	1,156	4,832	1,181
Net loss	$(7,619)	$(11,317)	$(7,114)	$(18,936)	$(12,618)

Reconciliation of Non-GAAP Net Loss Per Share to GAAP Net Loss Per Share
Loss per share, basic and diluted:
Non-GAAP net loss	$(0.04)	$(0.06)	$(0.04)	$(0.10)	$(0.08)
Adjustments	(0.03)	(0.04)	(0.03)	(0.07)	(0.04)
Net loss	$(0.07)	$(0.10)	$(0.07)	$(0.17)	$(0.12)

Reconciliation of Non-GAAP Cash Consumption to Net Increase (Decrease) in Cash and Cash Equivalents
Cash consumption	$(3,351)	$(3,459)	$(3,461)	$(6,810)	$(8,853)
Net sales (purchases) of marketable securities	1,918	(1,387)	2,128	531	7,991
Net increase (decrease) in cash and cash equivalents	$(1,433)	$(4,846)	$(1,333)	$(6,279)	$(862)

(d) Special charges consists of asset impairments and restructuring charges.
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Mindspeed Reports Fiscal 2007 Second Quarter Results

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth above under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.” Investors are encouraged to review this reconciliation. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation, employer taxes on stock-based compensation and/or the effects of special charges such as asset impairments and restructuring charges. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We use non-GAAP gross margin, research and development expenses, selling, general and administrative expenses, operating loss, net loss, net loss per share and cash consumption internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Non-GAAP gross margin excludes stock-based compensation expense and employer taxes on stock-based compensation. Non-GAAP research and development expenses, selling, general and administrative expenses, operating loss, net loss and net loss per share exclude stock-based compensation expense, employer taxes on stock-based compensation and special charges. Non-GAAP cash consumption is the net increase (decrease) in cash and cash equivalents excluding the sales and purchases of marketable securities.

As a result of our adoption of SFAS 123R, “Share-Based Payment” in the first quarter of fiscal 2006, our GAAP statements of operations for periods in fiscal year 2006 include stock-based compensation expense. We believe that excluding stock-based compensation from non-GAAP measures facilitates a comparison of our results with prior periods and can enhance the understanding of our performance. We exclude employer taxes on stock-based compensation because we believe it provides a helpful perspective on our operating performance. We exclude special charges from non-GAAP measures because it includes restructuring charges, asset impairments and other significant discrete items that may not be indicative of our ongoing operations and economic performance. We provide cash consumption because we believe it is important for investors to understand changes in our total liquidity period to period.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges and stock-based compensation expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on stock-based compensation, amortization of intangible assets and special charges, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

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Mindspeed Reports Fiscal 2007 Second Quarter Results

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	March 31,	September 30,
	2007	2006
ASSETS
Current Assets
Cash and cash equivalents	$23,697	$29,976
Marketable securities	10,748	11,260
Receivables, net	10,756	14,786
Inventories	18,567	19,008
Other current assets	3,132	3,690
Total current assets	66,900	78,720

Property, plant and equipment, net	12,128	12,961
Other assets	5,215	4,861
Total assets	$84,243	$96,542

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$8,681	$10,639
Deferred revenue	4,080	5,047
Accrued compensation and benefits	5,838	5,038
Restructuring	2,966	1,667
Other current liabilities	5,121	5,449
Total current liabilities	26,686	27,840

Convertible senior notes	44,825	44,618
Other liabilities	1,196	608
Total liabilities	72,707	73,066

Stockholders' equity	11,536	23,476
Total liabilities and stockholders' equity	$84,243	$96,542

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Mindspeed Reports Fiscal 2007 Second Quarter Results

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Cash Flows
(unaudited, in thousands)

	Six months ended
	March 31,
	2007	2006

Cash Flows From Operating Activities
Net loss	$(18,936)	$(12,618)
Adjustments required to reconcile net loss
to net cash used in operating activities:
Depreciation	2,589	3,774
Stock compensation	3,585	2,989
Inventory provisions	(228)	(542)
Other non-cash items, net	254	397
Changes in assets and liabilities:
Receivables	4,103	3,560
Inventories	669	(7,483)
Accounts payable	(1,958)	(1,474)
Deferred revenue	(967)	606
Accrued expenses and other current liabilities	2,338	(108)
Other	1,141	(31)

Net cash used in operating activities	(7,410)	(10,930)

Cash Flows From Investing Activities
Capital expenditures	(1,822)	(1,535)
Net sales of marketable securities	531	7,991

Net cash (used in) provided by investing activities	(1,291)	6,456

Cash Flows From Financing Activities
Exercise of options and warrants	2,422	3,612

Net cash provided by financing activities	2,422	3,612

Net decrease in cash and cash equivalents	(6,279)	(862)
Cash and cash equivalents at beginning of period	29,976	15,335

Cash and cash equivalents at end of period	$23,697	$14,473

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Mindspeed Reports Fiscal 2007 Second Quarter Results

MINDSPEED TECHNOLOGIES, INC.

Selected Corporate Data
(unaudited, in thousands)

	Three months ended			Six months ended
	Mar. 31,	Dec. 31,	Mar. 31,	March 31,
	2007	2006	2006	2007	2006

Gross margin %	65%	65%	70%	65%	69%

Cash provided by (used in):
Operating activities	$(4,658)	$(2,752)	$(5,428)	$(7,410)	$(10,930)
Investing activities	1,162	(2,453)	1,043	(1,291)	6,456
Financing activities	2,063	359	3,052	2,422	3,612
Net decrease in cash	$(1,433)	$(4,846)	$(1,333)	$(6,279)	$(862)

Depreciation	$1,322	$1,267	$1,827	$2,589	$3,774
Capital expenditures	756	1,066	1,075	1,822	1,535

Revenues by region:
Americas	$11,359	$10,019	$13,490	$21,378	$24,890
Europe	3,982	2,955	3,211	6,937	6,467
Asia-Pacific	15,417	17,183	17,909	32,600	36,456
	$30,758	$30,157	$34,610	$60,915	$67,813

Revenues by product line:
Multiservice access DSP products	$9,318	$8,986	$8,168	$18,304	$19,837
High-performance analog products	8,158	9,794	11,274	17,952	20,010
WAN communications products	13,282	11,377	15,168	24,659	27,966
	$30,758	$30,157	$34,610	$60,915	$67,813

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